As filed with the Securities and Exchange Commission on May 19, 2000
                                      Registration No. 333-
==============================================================================


                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM S-8
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    HARLEYSVILLE GROUP INC.
     (Exact name of registrant as specified in its charter)

          Delaware                       51-0241172
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)           Identification No.)

      355 Maple Avenue, Harleysville, Pennsylvania  19438
      (Address  of principal executive offices) (Zip Code)

                       -----------------

        HARLEYSVILLE GROUP INC. LONG TERM INCENTIVE PLAN
                    (Full title of the plan)

                       Walter R. Bateman
        Chairman, President and Chief Executive Officer
                    Harleysville Group Inc.
                        355 Maple Avenue
                Harleysville, Pennsylvania 19438
            (Name and address of agent for service)

                         (215) 256-5000
 (Telephone number, including area code, of agent for service)

                       ----------------
                        With Copies to:

Henry S. Bryans, Esquire               Roger A. Brown, Esquire
Drinker Biddle & Reath LLP             Harleysville Group Inc.
One Logan Square                       355 Maple Avenue
18th  &  Cherry Streets                Harleysville, PA 19438-2297
Philadelphia, PA 19103-6996            (215) 256-5173
(215) 988-2823


                CALCULATION OF REGISTRATION FEE
===========================================================================

                                    Proposed      Proposed
                                    maximum       maximum
                       Amount       offering      aggregate    Amount of
Title of Securities    to be        price per     offering    registration
 to be registered    registered       unit        price <F1>     fee <F1>
------------------   -----------    ---------     ----------  -------------

Common Stock
 $1.00 par value     600,000 <F2>   $16.4375 <F1>  $9,862,500  $2,603.70

[FN]
<F1>Pursuant to Rule 457(h), the registration fee has been calculated based on the average of the high and low prices of Registrant's Common Stock on May 16, 2000 on the Nasdaq National Market System.
<F2>Pursuant to Rule 416, this Registration Statement also covers such additional shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
===========================================================================
       Page II-1

                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
         ------------------------------------------------

   The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

   a.   Annual Report on Form 10-K for the fiscal year ended
        December 31, 1999 filed by the Company pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act").

   b.   Quarterly Report on Form 10-Q for the quarter ended March
        31, 2000.

   c. The description of the Company's common stock contained in the Registration Statement on Form S-1 filed by the Company on April 15, 1986 (File No. 33-4885) under the Securities Act of 1933, including all amendments and reports subsequently filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein or in any subsequently filed appendix to this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES
           --------------------------

   Not applicable.

Item 5.  INTERESTS OF EXPERTS AND NAMED COUNSEL
           ---------------------------------------

   Not applicable.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS
         ------------------------------------------

   The Company's Certificate of Incorporation and By-Laws contain provisions permitted by the Delaware General Corporation Law

       Page II-2

("DGCL") (under which the Company is organized) that provide that directors and officers will be indemnified by the Company to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Company. Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.

   In addition, the Company's Certificate of Incorporation contains provisions permitted by the DGCL that limit the monetary liability of directors of the Company for certain breaches of their fiduciary duty, and its By-Laws provide for the advancement by the Company to directors and officers of expenses incurred by them in connection with a proceeding of a type to which the duty of indemnification applies. The Company maintains directors' and officers' liability insurance to insure its directors and officers against certain liabilities incurred in their capacity as such, including claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

   Not applicable.

Item 8.  EXHIBITS
           ---------

   Reference is made to the Exhibit Index on Page II-6.

Item 9.   UNDERTAKINGS
            ------------

   The undersigned registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
                    Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts
                    or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

       Page II-3

              (iii)  To include any material information
                     with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                     Provided, however, that paragraphs
                     --------  -------
                     (1)(i) and (1)(ii) shall not apply to this registration statement on Form S-8 if the information required to be included in the post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
---- ----

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                               ---  ----
thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

       Page II-4

registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Salford, Commonwealth of Pennsylvania, on this 18th day of May, 2000.

                          HARLEYSVILLE GROUP INC.


                          BY:  /s/Walter R. Bateman
                               --------------------------
                               Walter R. Bateman
                               Chairman, President and
                               Chief Executive Officer



                       POWER OF ATTORNEY
                       ------------------

     Each person whose signature appears below constitutes and appoints each of Walter R. Bateman and Roger A. Brown, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Page II-5

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                    Title            Date
      ----------                 ------            ------



/s/Walter R. Bateman      Chairman, President,      May 18, 2000
--------------------      Chief Executive Officer
  Walter R. Bateman         and a Director


/s/Bruce  J.  Magee       Senior Vice President,   May 18, 2000
-------------------       Chief Financial Officer
  Bruce J. Magee          (Principal financial
                          officer and principal
                          accounting officer)


/s/Lowell R. Beck              Director            May 18, 2000
------------------
 Lowell R. Beck


/s/Michael L. Browne           Director            May 18, 2000
--------------------
 Michael L. Browne


/s/Robert D. Buzzell           Director            May 18, 2000
--------------------
 Robert D. Buzzell


/s/Mirian M. Graddick          Director             May 18, 2000
----------------------
  Mirian M. Graddick


/s/Joseph E. McMenamin         Director            May 18, 2000
-----------------------
  Joseph E. McMenamin


/s/Frank E. Reed               Director          May 18, 2000
----------------------
 Frank E. Reed


/s/Jerry  S.  Rosenbloom       Director          May 18, 2000
----------------------
 Jerry S. Rosenbloom



       Page II-6

                         EXHIBIT INDEX

Exhibit
Number              Description of Exhibits
------              ------------------------

4.1           Amended and Restated Certificate of
              Incorporation of Registrant (incorporated by reference to Exhibit (4)(A) to the Registrant's S-8 Registration
               Statement No. 333-03127 filed May 3, 1996).

4.2           Amended and Restated By-Laws of Registrant
              (incorporated by reference to Exhibit (4)(B) to the Registrant's Post-Effective Amendment No. 1 to S-3
              Registration Statement No. 33-90810 filed October 10,
              1995).

4.3*          Long Term Incentive Plan of Registrant.

5.1* Opinion of Drinker Biddle & Reath LLP re legality of shares of Common Stock being offered hereby.

23.1 *        Consent of KPMG LLP.

23.2          Consent of Drinker Biddle & Reath LLP
              (included in Exhibit 5.1).

24.1*         Power of Attorney included on Page II-4.


----------------
*Filed herewith.